EXHIBIT 99.1

NetSpend Holdings, Inc. Reports Second Quarter Financial Results

Revenues Up 15 Percent

Fully Diluted Earnings Per Share Up 50 percent

Continues Retail Expansion With New Distribution Partners

AUSTIN, Texas, Aug. 2, 2012 (GLOBE NEWSWIRE) -- NetSpend Holdings, Inc. (Nasdaq:NTSP), a leading provider of general-purpose reloadable (GPR) prepaid debit cards and related financial services, today announced financial results for the quarter ended June 30, 2012.

"We had strong results in the second quarter with all key metrics beating expectations," said Dan Henry, chief executive officer of NetSpend. "We are seeing steady growth of our core business by staying focused on our mission to empower consumers with the convenience, security and freedom to be self-banked. As a result, our number of accounts on direct deposit continues to grow, which contributed to higher revenues. During the second quarter, we also made further progress on our retail expansion plans. With the addition of several new partners, our retail distribution footprint has the opportunity to grow to more than 25,000 locations. Based on our positive results in the first half of this year and the momentum we are seeing across all channels of our business, we are raising our full year guidance for 2012."

Q2 2012 Highlights:

  Revenues up 15% to $85.3 million in Q2 2012 as compared to $74.4 million in Q2 2011
  Number of active cards with direct deposit up 24% to 957,000 as of June 30, 2012 as compared to 771,000 as of June 30, 2011
  Percentage of active cards1 with direct deposit was 43% as of June 30, 2012 as compared to 37% as of June 30, 2011
  GAAP net income up 34% to $10.2 million in Q2 2012 as compared to $7.6 million in Q2 2011
  Fully Diluted Earnings Per Share up 50% in Q2 2012 to $0.12 as compared to $0.08 in Q2 2011
  Adjusted EBITDA2 up 27% in Q2 2012 to $25.1 million as compared to $19.7 million in Q2 2011
  Adjusted Diluted Net Income Per Share2 up 36% in Q2 2012 to $0.15 as compared to $0.11 in Q2 2011
  Gross Dollar Volume (GDV) of $3.0 billion during Q2 2012 as compared to $2.6 billion during Q2 2011

1 The number of active cards as of June 30, 2012 was approximately 2,245,000 as compared to approximately 2,114,000 as of June 30, 2011.

2 Reconciliations of Adjusted EBITDA and Adjusted Net Income to net income are provided in the tables immediately following the condensed consolidated statements of cash flows. Additional information about the Company's non-GAAP financial measures can be found under the caption "Non-GAAP Financial Information."

Refer to our Annual Report on Form 10-K filed on February 24, 2012 for a description of our key business metrics.

Fiscal Second Quarter 2012 Results

Revenues were $85.3 million for the quarter ended June 30, 2012, an increase of approximately 15% over the $74.4 million of revenues recorded in the same quarter of 2011. This increase was substantially driven by the increase in direct deposit accounts, and to a lesser extent, the expansion of product features across NetSpend's direct deposit customer base. Interchange revenue represented approximately 22% of total revenue during the three months ended June 30, 2012.

Net income was $10.2 million for the quarter ended June 30, 2012, an increase of 34% over net income of $7.6 million for the quarter ended June 30, 2011. NetSpend's net income for the quarter ended June 30, 2012 includes an aggregate of $12.2 million of net interest expense, income tax expense, depreciation and amortization and other losses. Net income for the quarter ended June 30, 2012 also includes approximately $2.7 million in stock-based compensation expense. For the quarter ended June 30, 2011, the comparable amount of net interest expense, income tax expense and depreciation and amortization was $9.3 million. Net income for the quarter ended June 30, 2011 also includes approximately $2.8 million in stock-based compensation expense.

2012 Outlook

NetSpend reported that it raised its guidance and expects full year 2012 revenue to now be between $347 and $353 million, its adjusted EBITDA to fall between $93 and $97 million and its adjusted net income per fully diluted share to be between $0.54 and $0.58.

The foregoing expectations reflect the following assumptions:

  An effective tax rate of approximately 40%;
  Non-cash equity compensation of between approximately $10.5 and $11.5 million;
  Cash outlays for capital expenditures for the full year of between approximately $12 and $13 million;
  An effective cost of debt capital of approximately 3.5%; and
  Fully diluted shares outstanding for the full year of approximately 86 million.

Investor Conference Call and Webcast

NetSpend will host an investor conference call to discuss its second quarter 2012 results today, August 2, 2012, at 5:00 p.m. EDT. The conference call can be accessed live over the phone by dialing (877) 853-5634 or (707) 287-9375 for international callers. A replay will be available until August 9, 2012 at (855) 859-2056 or (404) 537-3406 for international callers; the conference ID is 13379310. The call will be webcast live from NetSpend's website at http://investor.netspend.com.

Non-GAAP Financial Information

To supplement NetSpend's consolidated financial statements presented in accordance with United States Generally Accepted Accounting Principles ("GAAP"), this press release includes EBITDA, Adjusted EBITDA and Adjusted Net Income. EBITDA, Adjusted EBITDA and Adjusted Net Income are not measures of financial performance under GAAP. Accordingly, they should not be considered a substitute for net income, operating income or other income or cash flow data prepared in accordance with GAAP. These non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies.  We believe that the presentation of these non-GAAP financial measures provides useful information to management and investors regarding underlying trends in NetSpend's business and provides improved comparability between periods in different years.  Reconciliations between GAAP measures and non-GAAP measures and between actual results and adjusted results are provided at the end of this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, and Rule 3(b)-6 under the Securities Exchange Act of 1934, as amended. These statements include, among other things, statements regarding future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this release, and reported results should not be considered as an indication of future performance. Reliance on any forward-looking statement involves risks and uncertainties and although NetSpend believes that the assumptions on which the forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be materially incorrect.  These factors include but are not limited to:

  NetSpend's dependence on a limited number of retail distributors of its products;
  increasing competition in the prepaid card industry;
  exposure to cardholder fraud and other losses;
  NetSpend's reliance on its relationships with its issuing banks;
  regulatory, legislative and judicial developments;
  changes in card association or network organization rules;
  NetSpend's ability to protect against unauthorized disclosure of cardholder data;
  NetSpend's ability to promote its brand;
  NetSpend's reliance on outsourced customer service providers;
  NetSpend's ability to protect its intellectual property rights and defend itself against claims of patent infringement.

The potential risks and uncertainties that could cause actual results to differ from those projected are discussed in greater detail in NetSpend's filings with the Securities and Exchange Commission ("SEC"), which are available on NetSpend's website at www.netspend.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of August 2, 2012, and, except as required by law, NetSpend does not intend to update this information as a result of future events or developments.

About NetSpend

NetSpend is a leading provider of general-purpose reloadable (GPR) prepaid debit cards and related financial services to the estimated 60 million underbanked consumers in the United States who do not have a traditional bank account or who rely on alternative financial services. The Company's mission is to develop products and services that empower underbanked consumers with the convenience, security and freedom to be self-banked. Headquartered in Austin, TX, NetSpend is traded on the NASDAQ stock exchange under the symbol NTSP. Please visit http://www.netspend.com for more information.

Follow NetSpend on Twitter: http://twitter.com/netspend or Facebook: http://www.facebook.com/netspend

The NetSpend Holdings, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=8154

NetSpend Holdings, Inc. Condensed Consolidated Statements of Operations For the Three and Six Months Ended June 30, 2012 and 2011 (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(in thousands, except per share data)

Operating Revenues	$ 85,334	$ 74,419	$ 176,727	$ 155,169

Operating Expenses
Direct operating costs	39,793	35,489	86,864	75,622
Salaries, benefits and other personnel costs	13,848	12,788	27,961	27,721
Advertising, marketing and promotion costs	3,825	4,147	8,897	7,732
Other general and administrative costs	5,504	5,136	10,509	10,303
Depreciation and amortization	3,401	3,742	7,182	7,440
Other losses	1,533	--	26,848	--
Total operating expenses	67,904	61,302	168,261	128,818

Operating income	17,430	13,117	8,466	26,351

Other Income (Expense)
Interest income	34	30	70	50
Interest expense	(527)	(502)	(1,247)	(1,005)
Total other expense	(493)	(472)	(1,177)	(955)

Income before income taxes	16,937	12,645	7,289	25,396

Provision for income taxes	6,775	5,065	2,915	10,037

Net income	$ 10,162	$ 7,580	$ 4,374	$ 15,359

Net income per share of common stock: (1)
Basic	$ 0.12	$ 0.08	$ 0.05	$ 0.17
Diluted	$ 0.12	$ 0.08	$ 0.05	$ 0.16

Shares used in the computation of earnings per share:
Basic	76,114	88,412	76,266	88,298
Diluted	86,774	92,824	87,298	93,295

(1) - Net income used in the calculation of basic and diluted earnings per share is adjusted for amounts unavailable to common stockholders. Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012 will contain a further reconciliation of this number for the three and six months ended June 30, 2012 and 2011.

NetSpend Holdings, Inc. Condensed Consolidated Balance Sheets As of June 30, 2012 and December 31, 2011

	June 30,	December 31,
	2012	2011
	(Unaudited)
	(in thousands of dollars)
Assets
Current assets
Cash and cash equivalents	$ 31,177	$ 72,076
Accounts receivable, net of allowance for doubtful accounts of $1,174 and $581 as of June 30, 2012 and December 31, 2011, respectively	7,747	7,552
Prepaid card supply	4,031	2,000
Prepaid expenses	3,822	3,326
Other current assets	1,801	2,179
Income tax receivable	2,383	--
Deferred tax assets	3,891	4,138
Total current assets	54,852	91,271

Property, equipment and software, net	22,226	20,631
Goodwill	128,567	128,567
Intangible assets	20,835	22,227
Long-term investment	2,970	2,497
Non-current deferred tax assets	2,233	--
Other assets	8,849	7,549
Total assets	$ 240,532	$ 272,742

Liabilities & Stockholders' Equity
Current liabilities
Accounts payable	$ 10,222	$ 3,183
Accrued expenses	25,461	20,937
Income tax payable	--	1,733
Cardholders' reserve	5,738	3,892
Deferred revenue	1,694	1,585
Total current liabilities	43,115	31,330

Long-term debt	10,000	58,500
Deferred tax liabilities	--	7,431
Litigation contingency	24,160	--
Other non-current liabilities	4,985	4,628
Total liabilities	82,260	101,889

Total stockholders' equity	158,272	170,853

Total liabilities & stockholders' equity	$ 240,532	$ 272,742

NetSpend Holdings, Inc. Condensed Consolidated Statements of Cash Flows For the Six Months Ended June 30, 2012 and 2011 (Unaudited)

	June 30,	June 30,
	2012	2011
	(in thousands of dollars)

Cash flows from operating activities
Net income	$ 4,374	$ 15,359
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	7,182	7,440
Amortization of debt issuance costs	163	163
Stock-based compensation	5,692	5,961
Tax benefit associated with stock options	(617)	(1,032)
Provision for cardholder losses	9,241	7,014
Deferred income taxes	(9,417)	(1,802)
Change in cash surrender value of life insurance policies	(17)	(105)
Litigation contingency	24,160	--
Changes in operating assets and liabilities
Accounts receivable	(195)	(1,117)
Income tax receivable or payable	(3,499)	(1,670)
Prepaid card supply	(2,031)	86
Prepaid expenses	(496)	(613)
Other current assets	378	(850)
Other long-term assets	(991)	(1,985)
Accounts payable and accrued expenses	11,563	(5,328)
Cardholders' reserve	(7,395)	(8,105)
Other liabilities	466	1,174
Net cash provided by operating activities	38,561	14,590

Cash flows from investing activities
Purchases of property, equipment and software	(7,362)	(4,750)
Premiums paid on cash surrender value life insurance policies	(455)	(831)
Other	(23)	--
Net cash used in investing activities	(7,840)	(5,581)

Cash flows from financing activities
Dividend equivalents paid	--	(353)
Proceeds from the exercise of stock options	1,946	561
Proceeds from issuance of treasury stock	245	--
Tax benefit associated with stock options	617	1,032
Issuance costs of public offering	--	(95)
Proceeds from issuance of long-term debt	10,000	--
Principal payments on debt	(58,500)	(2,609)
Treasury stock purchase	(25,928)	(10,694)
Tax withholding on restricted stock	--	(357)
Net cash used in financing activities	(71,620)	(12,515)

Net change in cash and cash equivalents	(40,899)	(3,506)

Cash and cash equivalents at beginning of period	72,076	67,501
Cash and cash equivalents at end of period	$ 31,177	$ 63,995

Supplemental disclosure of cash flow information:
Cash paid for interest	$ 1,085	$ 1,296
Cash paid for income taxes	15,835	13,470

Non-cash investing activities:
Capital lease entered into for the license of software	$ --	$ 1,949

NetSpend Holdings, Inc. Reconciliation of Adjusted EBITDA to Net Income For the Three and Six Months Ended June 30, 2012 and 2011 (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(in thousands of dollars)

Net income	$ 10,162	$ 7,580	$ 4,374	$ 15,359

Interest income	(34)	(30)	(70)	(50)
Interest expense	527	502	1,247	1,005
Income tax expense	6,775	5,065	2,915	10,037
Depreciation and amortization	3,401	3,742	7,182	7,440
EBITDA	20,831	16,859	15,648	33,791

Stock-based compensation expense	2,702	2,799	5,692	5,961
Other losses	1,533	--	26,848	--
Adjusted EBITDA (1)(3)	$ 25,066	$ 19,658	$ 48,188	$ 39,752

NetSpend Holdings, Inc. Reconciliation of Adjusted Net Income to Net Income For the Three and Six Months Ended June 30, 2012 and 2011 (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(in thousands of dollars, except percentages and per share data)

Net income	$ 10,162	$ 7,580	$ 4,374	$ 15,359

Stock-based compensation expense	2,702	2,799	5,692	5,961
Amortization of intangibles	534	881	1,415	1,762
Other losses	1,533	--	26,848	--
Total pre-tax adjustments	4,769	3,680	33,955	7,723

Tax rate	40.0%	40.1%	40.0%	39.5%
Tax adjustment	1,908	1,474	13,582	3,051

Adjusted net income (2)(3)	$ 13,023	$ 9,786	$ 24,747	$ 20,031

Adjusted net income per share:
Basic	$ 0.17	$ 0.11	$ 0.32	$ 0.23
Diluted	$ 0.15	$ 0.11	$ 0.28	$ 0.21

Shares used in the computation of adjusted earnings per share:
Basic	76,114	88,412	76,266	88,298
Diluted	86,774	92,824	87,298	93,295

(1)  We use a non-GAAP financial metric that we label "Adjusted EBITDA" to evaluate our financial performance. We compute Adjusted EBITDA by adjusting net income or net loss to remove the effect of income and expenses related to interest, taxes, depreciation and amortization, or EBITDA, and then adjusting for stock-based compensation, and non-recurring gains and losses. We believe that Adjusted EBITDA is an important metric for the following reasons:

  It provides a meaningful comparison of our operating results over several periods because it removes the impact of income and expense items that are not a direct result of our core operations, such as goodwill and intangible impairments, legal settlements and one-time settlement gains, losses on the early extinguishment of long-term debt and other infrequent losses;
  We use it as a tool to assist in our planning for the effect of strategic operating decisions and for the prediction of future operating results; and
  We use it to evaluate our capacity to incur and service debt, fund capital expenditures and expand our business.

Other losses of $1.5 million during the three months ended June 30, 2012 and $26.8 million during the six months ended June 30, 2012 primarily relate to accruals for legal contingencies and settlements.

(2)  In addition to Adjusted EBITDA, we use a second non-GAAP financial metric that we label "Adjusted Net Income" to evaluate our financial performance. We compute Adjusted Net Income by adjusting net income or net loss to remove tax-effected amortization expense, stock-based compensation and other non-recurring gains and losses. We believe that Adjusted Net Income is an important metric that is useful to our board of directors, management and investors for the following reasons:

  Assets being depreciated will often have to be replaced in the future and Adjusted EBITDA does not reflect any expenditure for these items;
  Adjusted EBITDA does not reflect the significant interest expense or the payments necessary to service interest payments on our debt;
  Adjusted Net Income provides a meaningful comparison of our operating results over several periods because it removes the impact of income and expense items that are not a direct result of our core operations, such as goodwill and intangible impairments, legal settlements and one-time settlement gains, losses on the early extinguishment of long-term debt and other infrequent losses;
  Adjusted Net Income per share on a diluted basis functions as a threshold target for our company-wide employee bonus compensation; and
  We believe Adjusted Net Income measurements are used by investors as a supplemental measure to evaluate the overall operating performance of companies in our industry.

Other losses of $1.5 million during the three months ended June 30, 2012 and $26.8 million during the six months ended June 30, 2012 primarily relate to accruals for legal contingencies and settlements.

(3)  By providing this non-GAAP financial measure, together with the above reconciliation, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives. Our Adjusted EBITDA and Adjusted Net Income are not necessarily comparable to what other companies define as Adjusted EBITDA and Adjusted Net Income. In addition, Adjusted EBITDA and Adjusted Net Income are not measures defined by U.S. GAAP and should not be considered as substitutes for or alternatives to net income, operating income, cash flows from operating activities or other financial information as determined by U.S. GAAP. Our presentation of Adjusted EBITDA and Adjusted Net Income should not be construed as an implication that our future results will be unaffected by unusual or non-recurring items.

CONTACT: Investor Contact:
         George Gresham
         Chief Financial Officer
         (866) 979-1996
         investor@netspend.com

         Media Contact:
         Krista Shepard
         (512)531-8732
         kshepard@netspend.com